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                                                                   Exhibit 10.73

INSTITUT DE RECHERCHES INTERNATIONALES SERVIER
6 Place de la Pleiades
92415 Courbevoie cedex
France
LES LABORATOIRES SERVIER
22 Rue Garnier
92415 Neuilly Sur Seine cedex
France

Cortex Pharmaceuticals, Inc.
15241 Barranca Parkway
Irvine, California 92618-2201  USA
Attention:  Roger Stoll, Ph.D., Chief Executive Officer

Dear Dr. Stoll

By this letter, IRIS and AEC (collectively, "Servier") and Cortex
Pharmaceuticals, Inc. ("Cortex") agree to amend the Collaboration Research Agreement dated October 13, 2000 (the "Agreement") to provide $4,000,000 in additional research funding, and to extend the term of the Research Phase by three additional quarters.

In addition to the existing Research Funding Payments under Section 6.2 of the Agreement, Servier agrees to pay $500,000 per quarter for five quarters, beginning in October 2002, with each payment being due at the same time as an existing Research Funding Payment. Thereafter, Research Funding Payments will continue at $500,000 per quarter, for a minimum of three quarterly payments.

These supplemental quarterly Research Funding Payments represent payment for the cost associated with Servier being granted the expansion of the license Field as described in the agreement and in the Licensing Agreement dated October 13th, 2000 in the Territory as defined therein to treat "Anxiety Disorders" with AMPAKINE(R) products and the identification by Cortex of additional AMPAKINE compounds for use as treatment in the field of anxiety disorder.

INSTITUT DE RECHERCHES
INTERNATIONALES SERVIER                     CORTEX PHARMACEUTICALS, INC.




By:/s/ Laurent Perret, M.D., Ph.D.            By:/s/ Roger Stoll, Ph.D.
   ----------------------------------------      -------------------------------
Laurent Perret, M.D., Ph.D,                      Roger Stoll, Ph.D.,
Its: President and R & D Executive Director      Its:  Chief Executive Officer



LES LABORATOIRES SERVIER
By: /s/ Christian Bazantay
   ----------------------------------------
Christian BAZANTAY
Its: Proxy




Agreed to this 3 day of October 2002